EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD SECOND QUARTER RESULTS
•	Record Revenue and EBITDA.

•	Positive Pre-tax Profit.

•	Record EBITDA margins (excluding foreign exchange gains and losses).

•	Internal revenue growth from price and volume for the quarter of 5.0%.

•	Reaffirm Guidance for 2007.
BURLINGTON, Ontario, July 24, 2007,PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the three months ended June 30, 2007. The quarter was highlighted by strong top line growth and continued margin expansion:
•	Revenue from continuing operations was up 25.6% to $126.2 million compared to $100.5 million in 2006.

•	Internal revenue growth was 5.0%, made up of 4.7% price, 0.3% volume.

•	Acquisitions net of divestitures added $21.0 million of revenue or 20.9%, while the expiration of low margin municipal contracts net of new higher margin municipal contracts accounted for a $1.0 million reduction or 1.0%.

•	Operating income and EBITDA expanded to $13.1 million and $28.2 million with margins improving to 10.4% and 22.4%, respectively.

•	In the quarter the company completed the acquisition of USA Recycling and announced the exchange transaction with Waste Corp of America (Nasdaq -WCAA) for additional Florida assets.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated, “We are very pleased to report record results for the quarter and that the company has achieved pre-tax profitability. Using a normalized effective tax rate of 38%, the company earned $0.03 in net income per share from continuing operations. Our record EBITDA and EBITDA margins show that our Florida business is maturing on schedule and the contribution from our Canadian operations continues to grow. We expect the EBITDA margins to increase further in coming quarters and remain on track to hit our previous guidance of $110.0 million to $115.0 million in EBITDA for the year.”
The six-month results for the period ended June 30, 2007 support our previous guidance. The year-to-date results are highlighted by:
•	Revenue growth of 21.1% to $227.6 million compared to $188.0 million in 2006.

•	Internal revenue growth was 5.7%, made up of 5.1% price, 0.5% fuel and 0.1% volume.

•	Acquisitions net of divestitures added $29.4 million of revenue or 15.6%, while the expiration of low margin municipal contracts net of new higher margin municipal contracts accounted for a $1.6 million reduction or 0.9%.

•	Operating income and EBITDA expanded to $21.0 million and $48.1 million with margins improving to 9.2% and 21.1%, respectively.
Mr Sutherland-Yoest noted, “Second half operating results are typically better than the first half with both the Canadian and Florida operations seasonally the strongest in the third quarter. We look forward to the company producing quarterly and full year free cash flow in the second half as the operating leverage of the Florida business continues to build momentum.”

2007 Outlook
For fiscal 2007 Waste Services is providing the following guidance:
•	Revenue of approximately $500 million.

•	EBITDA in a range of $110 million to $115 million.

•	Internal revenue growth of about 6%.

•	Capital spending of $65 million to $70 million, including two unbudgeted business opportunities.

•	Positive free cash flow in second half and full year 2007.
This outlook assumes: (i) no additional acquisitions, other than the completion of transactions previously announced, and (ii) no significant deterioration in economic conditions in Florida or Canada. The company’s guidance is forward looking and actual results may vary, perhaps materially.
Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net loss, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Net loss from continuing operations	$(2,126)	$(11,109)	$(5,694)	$(29,004)
Income tax provision	4,407	3,368	6,144	4,340
Preferred stock dividends and amortization of issue costs	—	4,841	—	10,537
Interest expense	10,830	7,825	20,575	14,880
Depreciation, depletion and amortization	15,122	9,746	27,091	19,092

EBITDA from continuing operations (1)	$28,233	$14,671	$48,116	$19,845

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three and six months ended June 30, 2007 and 2006 (in thousands) (unaudited):

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
EBITDA from continuing operations (1)	$28,233	$14,671	$48,116	$19,845
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	439	2,686	764	9,264
Other excludable expenses (3)	—	1,729	1,225	3,330

Adjusted EBITDA from continuing operations (1)	$28,672	$19,086	$50,105	$32,439

(1)	EBITDA from continuing operations and EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA from continuing operations”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include impairment of deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.
We will host an investor and analyst conference call on Wednesday, July 25, 2007 at 8:30 a.m. (EDT) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 888-680-0878 (US and Canada) or 617-213-4855 (International) and enter passcode number 72382647. To hear a web cast of the call over the Internet, access the Home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until August 8, 2007 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 56075559. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2006. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is http://www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and Chief Financial Officer
Waste Services, Inc.
561-237-3400

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenue	$126,239	$100,480	$227,553	$187,964

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	83,077	69,346	150,132	131,061
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization) depreciation, depletion and amortization)	15,094	14,216	29,892	29,330
Deferred acquisition costs	—	—	—	5,612
Depreciation, depletion and amortization	15,122	9,746	27,091	19,092
Foreign exchange loss (gain) and other	(165)	2,247	(587)	2,116

Income from continuing operations	13,111	4,925	21,025	753
Interest expense	10,830	7,825	20,575	14,880
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	—	4,841	—	10,537

Income (loss) from continuing operations before income taxes	2,281	(7,741)	450	(24,664)
Income tax provision	4,407	3,368	6,144	4,340

Net loss from continuing operations	(2,126)	(11,109)	(5,694)	(29,004)
Net income (loss) from discontinued operations, net of tax of $0	(87)	35	(1,130)	(835)
Loss on sale of discontinued operations, net of tax of $0	(12,192)	—	(11,254)	—

Net loss	$(14,405)	$(11,074)	$(18,078)	$(29,839)

Basic and diluted loss per share:
Loss per share — continuing operations	$(0.05)	$(0.33)	$(0.12)	$(0.86)
Loss per share — discontinued operations	(0.27)	—	(0.27)	(0.02)

Basic and diluted loss per share	$(0.32)	$(0.33)	$(0.39)	$(0.88)

Weighted average common shares outstanding — basic and diluted	45,973	34,130	45,973	33,756

WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands of US dollars)

Balance Sheet Data:	June 30,	December 31,
	2007	2006

Cash	$16,045	$8,532
Current assets	$92,190	$71,119
Total assets	$911,987	$865,063
Current liabilities	$87,878	$86,358
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	273,910	245,260
Senior subordinated notes	160,000	160,000
Other notes	11,067	4,828

Total debt	$444,977	$410,088
Shareholders’ equity	$338,360	$339,357

Cash Flow Data:
	Period Ended June 30,
	2007	2006

Cash flows provided by continuing operations	$23,247	$14,804
Cash flows used in investing activities for continuing operations	$(49,492)	$(49,594)
Cash flows from financing activities of continuing operations	$33,638	$29,107
Capital expenditures from continuing operations	$24,167	$24,252

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED INTERNAL GROWTH RATES AND COUNTRY DATA
(In thousands)

Waste Services, Inc.
Internal Revenue Growth
For The Quarter Ended June 30, 2007
(in thousands)

Total Revenue, June 30, 2006	$100,480
Impact on revenue from changes in:
Price	4,738	4.7%
Volume	315	0.3%
Acquisition / Disposition	21,023	20.9%
Gain / Loss of Contracts	(1,025)	-1.0%
Other	(237)	-0.2%
Foreign currency impact	945	0.9%

Total Revenue, June 30, 2007	$126,239

Waste Services, Inc.
Internal Revenue Growth
For The Six Months Ended June 30, 2007
(in thousands)

Total Revenue, June 30, 2006	$187,964
Impact on revenue from changes in:
Price	10,528	5.6%
Volume	145	0.1%
Acquisition / Disposition	29,367	15.6%
Gain / Loss of Contracts	(1,601)	-0.9%
Other	887	0.6%
Foreign currency impact	263	0.1%

Total Revenue, June 30, 2007	$227,553

COUNTRY DATA
(In thousands)

	Three Months Ended June 30, 2007
	US		Canada		Total

Revenue	$70,381	100.0%	$55,858	100.0%	$126,239	100.0%
Operating expenses:
Cost of operations	46,479	66.0%	36,598	65.5%	83,077	65.8%
Selling, general and administrative expense	8,465	12.0%	6,629	11.9%	15,094	12.0%
Depreciation, depletion and amortization	10,154	14.4%	4,968	8.9%	15,122	12.0%
Foreign exchange gain and other	(121)	-0.2%	(44)	-0.1%	(165)	-0.1%

Income from continuing operations	$5,404	7.7%	$7,707	13.8%	$13,111	10.4%

	Three Months Ended June 30, 2006
	US		Canada		Total

Revenue	$52,637	100.0%	$47,843	100.0%	$100,480	100.0%
Operating expenses:
Cost of operations	36,580	69.5%	32,766	68.5%	69,346	69.0%
Selling, general and administrative expense	8,487	16.1%	5,729	12.0%	14,216	14.1%
Depreciation, depletion and amortization	5,592	10.6%	4,154	8.7%	9,746	9.7%
Foreign exchange loss and other	85	0.2%	2,162	4.5%	2,247	2.2%

Income from continuing operations	$1,893	3.6%	$3,032	6.3%	$4,925	4.9%

WASTE SERVICES, INC.
COUNTRY DATA- (Continued)
(In thousands)

	Six Months Ended June 30, 2007
	US		Canada		Total

Revenue	$126,893	100.0%	$100,660	100.0%	$227,553	100.0%
Operating expenses:
Cost of operations	82,703	65.2%	67,429	67.0%	150,132	66.0%
Selling, general and administrative expense	16,961	13.4%	12,931	12.8%	29,892	13.1%
Depreciation, depletion and amortization	18,155	14.3%	8,936	8.9%	27,091	11.9%
Foreign exchange gain and other	(332)	-0.3%	(255)	-0.3%	(587)	-0.3%

Income from continuing operations	$9,406	7.4%	$11,619	11.5%	$21,025	9.2%

	Six Months Ended June 30, 2006
	US		Canada		Total

Revenue	$101,030	100.0%	$86,934	100.0%	$187,964	100.0%
Operating expenses:
Cost of operations	71,071	70.3%	59,990	69.0%	131,061	69.7%
Selling, general and administrative expense	17,529	17.4%	11,801	13.6%	29,330	15.6%
Deferred acquisition costs	439	0.4%	5,173	6.0%	5,612	3.0%
Depreciation, depletion and amortization	10,875	10.8%	8,217	9.4%	19,092	10.2%
Foreign exchange loss and other	90	0.1%	2,026	2.3%	2,116	1.1%

Income (loss) from continuing operations	$1,026	1.0%	$(273)	-0.3%	$753	0.4%